Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: November 13, 2007

CRC Health Reports Operating Results

for the Quarter & Nine Months Ended September 30, 2007

CUPERTINO, CA, November 12, 2007 – CRC Health Corporation (“CRC” or the “Company”), the nation’s largest substance abuse treatment and youth treatment through it’s wholly owned consolidated subsidiaries provider, announced its results for the third quarter and nine months ended September 30, 2007, reflecting contributions from the acquisition of Aspen Education Group, Inc. (“Aspen”) in the fourth quarter of 2006 and other acquisitions in 2006 and 2007, and continued organic growth. In the nine months ended September 30, 2007, CRC completed four acquisitions and paid total cash consideration of approximately $32.7 million, including acquisition related expenses. The acquisitions are intended to provide expansion of its residential and youth services into new geographic regions in the United States.

Bain Capital Partners’ acquisition of CRC

On February 6, 2006, investment funds managed by Bain Capital Partners, LLC (“Bain”) completed the acquisition of CRC for approximately $723.0 million. As part of the acquisition, certain members of the CRC management team partnered with Bain by retaining an equity stake in CRC. The acquisition resulted in several large merger-related expenses during the year ended December 31, 2006. CRC’s pro forma results excluding these non-recurring items can be derived from the reconciliation of non-GAAP “EBITDA from continuing operations” to non-GAAP “Adjusted Pro Forma EBITDA”, presented below. CRC refers to the February 6, 2006 Bain acquisition, the related mergers and related financings as the “Transactions.”

The date of the Bain acquisition was February 6, 2006, but for accounting purposes and to coincide with its normal financial closing, CRC has utilized February 1, 2006 as the effective date of the Bain acquisition. As a result, CRC has reported operating results and financial position for all periods presented prior to February 1, 2006 as those of the Predecessor Company and for all periods from and after February 1, 2006 as those of the Successor Company due to the resulting change in the basis of accounting. CRC’s operating results for the nine months ended September 30, 2006 are presented as the mathematical addition of the Predecessor Company’s operating results for the one month ended January 31, 2006 to the Successor Company’s operating results for the eight months ended September 30, 2006. This approach is not consistent with accounting principles generally accepted in the United States of America (“GAAP”) and may yield results that are not strictly comparable on a period-to-period basis primarily due to the impact of purchase accounting entries recorded as a result of the Transactions. However, CRC’s management believes that it is a meaningful way to present CRC’s results of operations for the nine months ended September 30, 2006.

Historical Financial Results

Third Quarter and Nine Months Ended September 30, 2007 Financial Results:

•

Consolidated net revenue for the third quarter of 2007 increased by $56.9 million, or 86.8%, to $122.4 million as compared to $65.5 million for the third quarter of 2006. Of the $56.9 million increase, the youth treatment division contributed $46.2 million and the remaining net revenue growth was driven by net revenue increases of $7.8 million, or 18.5%, and $2.9 million, or 12.5%, in CRC’s residential and outpatient treatment divisions, respectively. The net revenue growth in the residential and outpatient treatment divisions was mainly driven by increases of $4.2 million and $0.9 million, respectively, resulting from the 2006 and 2007 acquisitions that were not included in the results of operations for the second quarter of 2006. In addition, same-facility revenue growth in residential and outpatient treatment divisions of $2.8 million, or 6.9%, and $1.0 million, or 4.5%, respectively, resulted from increases in average daily census and net revenue per patient day and contributed to the net revenue growth. The remaining net revenue growth in the residential and outpatient treatment divisions was driven by start-up facilities.

•

Consolidated net revenue for the nine months ended September 30, 2007 increased by $160.0 million, or 86.0%, to $346.1 million as compared to $186.1 million for the same period in 2006. Of the $160.0 million increase, the youth treatment division contributed $123.1 million and the remaining net revenue growth was driven by net revenue increases of $27.4 million, or 23.1%, and $9.5 million, or 14.3%, in CRC’s residential and outpatient treatment divisions, respectively. The net revenue growth in the residential and outpatient treatment divisions was mainly driven by increases of $16.0 million and $3.7 million, respectively, resulting from the 2006 and 2007 acquisitions that were not included in the results of operations during the nine months ended September 30, 2006. In addition, same-facility revenue growth in residential and outpatient treatment divisions of $8.0 million, or 6.8%, and $3.1 million, or 4.9%, respectively, resulted from increases in average daily census and net revenue per patient day. The remaining net revenue growth in the residential and outpatient treatment divisions was driven by start-up facilities.

•

CRC’s consolidated operating margin was 18.7% for the third quarter of 2007, as compared to 21.2% for the third quarter of 2006. The decline in operating margin in 2007 was primarily attributable to lower operating margins associated with the Aspen Acquisition. On a same-facility basis, CRC’s consolidated operating margin decreased to 35.6% for the third quarter of 2007, as compared to 38.1% for the third quarter of 2006. The decline in our same-facility consolidated operating margins was impacted by a one-time reclassification of incentive compensation expense recorded in the third quarter of 2006.

This reclassification did not impact the operating margins of CRC or our individual segments for any period reported. Excluding the impact of the one-time reclassification of incentive compensation expense recorded in the third quarter of 2006, our same-facility operating margins were 36.9%. Increases in labor costs and other expenses in the third quarter of 2007 resulted in a decline in same-facility operation margins of 1.4% from the same period in 2006.

•

CRC’s consolidated operating margin was 16.4% for the nine months ended September 30, 2007, as compared to (1.8)% for the same period in 2006. The consolidated operating margin for 2006 was primarily impacted by non-recurring expenses of $43.7 million related to the Transactions. CRC did not incur such non-recurring expenses during the nine months ended September 30, 2007 but was partially impacted by lower operating margins associated with the Aspen Acquisition. On a same-facility basis, CRC’s consolidated operating margin decreased to 36.3% for the nine months ended September 30, 2007, as compared to 36.9% for the same period in 2006.

•

Net income as a percentage of consolidated net revenue for the third quarter of 2007 was 3.8% compared to 0.7% in the third quarter of 2006. The increase in net income percentage in the third quarter of 2007 was primarily due to a reduction in interest expense as a percentage of consolidated net revenue in the third quarter of 2007 as compared to the third quarter of 2006.

•

Net income as a percentage of consolidated net revenue for the nine months ended September 30, 2007 was 2.2% compared to (19.2)% in the nine months ended September 30, 2006. The negative net income percentage for the nine months ended September 30, 2006 was mainly due to the operating margin decline as described above. The net income percentage for the nine months ended September 30, 2007 was not impacted by non-recurring expenses related to the Transactions.

Pro Forma Financial Results

Adjusted pro forma EBITDA was $31.4 million for the quarter ended September 30, 2007, compared to $28.2 million for the quarter ended September 30, 2006, an increase of $3.2 million, or 11.5%. Adjusted pro forma EBITDA was $84.6 million for the nine months ended September 30, 2007, compared to $78.4 million for the nine months ended September 30, 2006, an increase of $6.2 million, or 7.9%.

In order to supplement its condensed consolidated financial statements presented in accordance with GAAP, CRC is providing a summary to show the computation of earnings before interest, taxes, depreciation and amortization (“EBITDA”), as well as adjusted pro forma EBITDA. Adjusted pro forma EBITDA takes into account certain adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. CRC believes that the adjusted pro forma EBITDA information presented provides useful information to both management and investors concerning its ability to meet its future debt obligations and to comply with certain covenants in its borrowing arrangements that are tied to these measures. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

The unaudited adjusted pro forma EBITDA for the periods presented gives effect to the 2006 acquisitions as if they had occurred on January 1, 2006. The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. The pro forma adjusted EBITDA is for informational purposes only and does not purport to represent what CRC’s results of operations or financial position would have been if the 2006 acquisitions occurred at any date, nor does such information purport to project the results of operations for any future period.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006

(In thousands, except share amounts)

	September 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,112	$4,206
Accounts receivable, net of allowance for doubtful accounts of $8,951 in 2007 and $8,235 in 2006	34,487	33,805
Prepaid expenses	5,859	7,675
Other current assets	2,448	2,261
Income taxes receivable	11,692	6,496
Deferred income taxes	8,231	7,052

Total current assets	65,829	61,495
PROPERTY AND EQUIPMENT—Net	120,541	94,976
GOODWILL	720,650	702,425
INTANGIBLE ASSETS—Net	392,688	400,714
OTHER ASSETS	26,109	29,178

TOTAL ASSETS	$1,325,817	$1,288,788

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,788	$6,714
Accrued liabilities	24,955	34,827
Current portion of long-term debt	53,816	10,743
Other current liabilities	27,960	27,941

Total current liabilities	112,519	80,225
LONG-TERM DEBT—Less current portion	616,305	615,785
OTHER LONG-TERM LIABILITIES	2,526	5,526
DEFERRED INCOME TAXES	143,420	149,827

Total liabilities	874,770	851,363

MINORITY INTEREST	544	251
STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value—1,000 shares authorized;
1,000 shares issued and outstanding at September 30, 2007 and December 31, 2006
Additional paid-in capital	437,337	433,652
Retained earnings	13,166	3,522

Total stockholder’s equity	450,503	437,174

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,325,817	$1,288,788

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Three Months Ended Sept 30, 2007	Three Months Ended Sept 30, 2006	Nine Months Ended Sept 30, 2007	Nine Months Ended Sept 30, 2006	Eight Months Ended Sept 30, 2006	One Month Ended January 31, 2006
	(Successor)	(Successor)	(Successor)	Combined	(Successor)	(Predecessor)
NET REVENUE:
Net client service revenue	$120,623	$64,290	$341,489	$182,431	$163,071	$19,360
Other revenue	1,746	1,210	4,603	3,653	3,163	490

Net revenue	122,369	65,500	346,092	186,084	166,234	19,850

OPERATING EXPENSES:
Salaries and benefits	55,443	30,397	167,131	86,527	77,262	9,265
Supplies, facilities and other operating costs	36,557	17,698	100,677	48,974	44,413	4,561
Provision for doubtful accounts	2,036	1,176	5,064	3,580	3,295	285
Depreciation and amortization	5,397	2,320	16,310	6,607	6,246	361
Acquisition related costs	—	—	—	43,710	—	43,710

Total operating expenses	99,433	51,591	289,182	189,398	131,216	58,182

INCOME (LOSS) FROM OPERATIONS	22,936	13,909	56,910	(3,314)	35,018	(38,332)
INTEREST EXPENSE, NET	(15,169)	(11,184)	(44,971)	(30,604)	(28,099)	(2,505)
OTHER FINANCING COSTS	—	—	—	(10,655)	—	(10,655)
OTHER INCOME (EXPENSE )	(1,217)	(1,544)	(800)	21	(34)	55

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	6,550	1,181	11,139	(44,552)	6,885	(51,437)
INCOME TAX EXPENSE (BENEFIT)	1,502	742	3,375	(8,750)	3,694	(12,444)
MINORITY INTEREST IN INCOME OF A SUBSIDIARY	427	—	275	—	—	—

NET INCOME (LOSS)	$4,621	$439	$7,489	$(35,802)	$3,191	$(38,993)

Reconciliation of GAAP “Cash Flows (Used In) Provided By Operating Activities” to non-GAAP “EBITDA” from continuing operations and Reconciliation of non-GAAP “EBITDA” from continuing operations to GAAP “Net Income”

(In thousands) (unaudited)

	Three Months Ended Sept 30, 2007	Three Months Ended Sept 30, 2006	Nine Months Ended Sept 30, 2007	Nine Months Ended Sept 30, 2006	Eight Months Ended Sept 30, 2006	One Month Ended Jan 31, 2006
	(Successor)	(Successor)	(Successor)	(Combined)	(Successor)	(Predecessor)
Cash flows (used in) provided by operating activities	$(2,857)	$143	$18,119	$(5,182)	$(6,383)	$1,201
Write-off of debt discount and capitalized financing costs	—	—	—	(10,655)	—	(10,655)
Acquisition and financing related costs	—	—	—	—	—	—
Amortization of debt discount and other financing costs	(1,108)	(832)	(3,356)	(2,144)	(1,982)	(162)
Stock-based compensation	(1,060)	(996)	(3,203)	(20,252)	(2,586)	(17,666)
Deferred income taxes	(4,617)	—	(3,747)	391	391	—
Net effect of changes in non-current net assets	(422)	249	(832)	(1,292)	39	(1,331)
Net effect of working capital changes	20,082	4,195	16,818	9,939	19,958	(10,019)
Interest expense and other financing costs	15,169	11,184	44,971	41,259	28,099	13,160
Income tax expense (benefit)	1,502	742	3,375	(8,750)	3,694	(12,444)

EBITDA from continuing operations	26,689	14,685	72,145	3,314	41,230	(37,916)

Interest expense and other financing costs	(15,169)	(11,184)	(44,971)	(41,259)	(28,099)	(13,160)
Income tax expense (benefit)	(1,502)	(742)	(3,375)	8,750	(3,694)	12,444
Depreciation and amortization	(5,397)	(2,320)	(16,310)	(6,607)	(6,246)	(361)

Net income (loss)	$4,621	$439	$7,489	$(35,802)	$3,191	$(38,993)

Reconciliation of non-GAAP “EBITDA from continuing operations” to non-GAAP “Adjusted pro forma EBITDA”

(In thousands) (unaudited)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
EBITDA from continuing operations	$26,689	$14,685	$72,145	$3,314
Pre-acquisition Adjusted EBITDA from Aspen acquisition		8,363	—	18,975
Pre-acquisition Adjusted EBITDA from other acquisitions in 2006	—	694	—	3,386
Pre-acquisition Adjusted EBITDA from other acquisitions in 2007	749	1,292	3,175	3,543
Expenses incurred related to the Transactions	3	(10)	3	43,710
Unrecognized profit on deferred revenue	108	81	2,695	1,554
Stock-based compensation expense	1,061	995	3,204	2,586
Loss (gain) on interest rate swap	1,206	1,534	744	(40)
(Gain) loss on fixed asset disposal	—	(33)	(10)	(36)
Management fees to Sponsor	500	508	1,532	1,326
Transaction expense	723		723	29
Write-off of cancelled acquisitions	13	15	32	21
Minority interest in income of a subsidiary	427	—	275	—
Franchise taxes	(44)	30	102	62
Other miscellaneous non-cash charges	—	—	24	—

Adjusted Pro forma EBITDA	$31,435	$28,154	$84,644	$78,430

CRC Health Corporation

Selected Statistics

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Residential treatment facilities data
Number of inpatient facilities - end of period	31	28	31	28
Number of outpatient facilities - end of period	15	18	15	18
Available beds - end of period	1,935	1,710	1,935	1,710
Average daily census	1,496	1,304	1,473	1,250
Occupancy rate	81.0%	85.9%	82.8%	85.7%
Net revenue per patient day	$363.82	$351.99	$363.44	$348.04
Youth treatment facilities data
Number of facilities - end of period	38	—	38	—
Average daily census	1,817	—	1,698	—
Net revenue per student day	$267.23	$—	$265.49	$—
Outpatient treatment facilities data
Number of outpatient treatment facilities - end of period	61	57	61	57
Average daily census	25,609	22,814	25,142	22,246
Net revenue per patient day	$11.05	$11.02	$11.14	$11.02

Conference Call

CRC will host a conference call, open to all interested parties, on Thursday, November 15, 2007 beginning at 10:00 AM Pacific Daylight Time (1:00 PM Eastern Daylight Time). The number to call within the United States is (888) 206-4912. Participants outside the United States should call (913)-981-4912. The conference ID is 3281645. A replay of the conference call will be available starting three hours after the completion of the call until Tuesday, November 20, 2007. The replay number for callers within the United States is (888)-203-1112 or (719)-457-0820 from outside the United States and the conference ID for all callers is 3281645.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC’s services; our substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC’s debt documents.